                                                                    EXHIBIT 99.1





U.S. REALTEL, INC. NAMES GREGORY P. MCGRAW AS PRESIDENT & CHIEF EXECUTIVE
OFFICER


ATLANTA, April 21, 2004 - U.S. RealTel, Inc.'s (OTCBB: USRT) board of directors announced today the appointment of Gregory P. McGraw, the company's President, to the additional post of Chief Executive Officer. Mr. McGraw replaced Charles
B. McNamee, the former Chief Executive Officer and Director, who left the company in March 2004.


Mr. McGraw, who has filled the position of acting Chief Executive Officer since March 15, 2004, has over 20 years of executive management experience in telecommunications most recently serving as President and Chief Operating Officer of U.S. RealTel, Inc., Cypress Communications, Inc., and its subsidiaries since February 2002. "I appreciate the confidence that U.S. RealTel's board has in me to provide the necessary leadership for our company", McGraw said.

ABOUT U.S. REALTEL, INC.

U.S. RealTel, Inc., (OTCBB:USRT) is a national broadband services holding company currently operating primarily through its wholly owned subsidiary, Cypress Communications, Inc. Cypress is the preferred communications service provider in more than 1,300 commercial office complexes in 25 major metropolitan U.S. markets. As a single-source provider of communications solutions, Cypress Communications provides integrated voice, Internet, conferencing and business cable TV solutions to thousands of small and medium sized tenant businesses nationwide, as well as state-of-the-art VoIP (Voice over Internet Protocol) solutions in selected markets. The company also maintains the nation's largest hosted-PBX network. U.S. RealTel and its subsidiary, Cypress Communications, are headquartered in Atlanta, GA.


For more information, please visit our website at www.cypresscom.net or call
(888) 205-6912.

SAFE HARBOR

Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. Certain of these important factors are described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

Contact:
Gregory P. McGraw
(404)869-2500